Exhibit 99.1 1 GRANITE HOLDINGS S.A.R.L. FINANCIAL STATEMENTS FOR THE YEARS ENDED 31 DECEMBER 2016, 2015 and 2014

Exhibit 99.1 2 GRANITE HOLDINGS S.A.R.L. CONTENTS Independent Auditors’ reports 3 Consolidated income statements 5 Consolidated statements of other comprehensive income 6 Consolidated balance sheets 7 Consolidated statements of changes in equity 9 Consolidated cash flow statements 10 Notes to the consolidated financial statements 11

Exhibit 99.1 3 Independent Auditor’s Report The Board of Directors Granite Holdings S.A.R.L. We have audited the accompanying consolidated balance sheet of Granite Holdings S.A.R.L. and subsidiaries as of December 31, 2016 and the related consolidated income statement, statement of other comprehensive income, statement of changes in equity, cash flow statement and the related notes for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Granite Holdings S.A.R.L. and subsidiaries as of December 31, 2016, and the results of the operations and cash flows for the year then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board. /s/ KPMG KPMG Belfast, UK November 24, 2017

Exhibit 99.1 4 Independent Auditor’s Report Board of Directors Granite Holdings S.a.r.l Luxembourg, Luxembourg We have audited the accompanying consolidated financial statements of Granite Holdings S.a.r.l and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of income, other comprehensive income, changes in equity and cash flows for the years then ended, and the related notes to the consolidated financial statements. Management’s Responsibility for the Financial Statements Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. Auditor’s Responsibility Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Opinion In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Granite Holdings S.a.r.l and its subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. /s/ BDO Northern Ireland BDO Northern Ireland Belfast, United Kingdom November 24, 2017

Exhibit 99.1 5 GRANITE HOLDINGS S.A.R.L. CONSOLIDATED INCOME STATEMENTS For the years ended 31 December 2016, 2015 and 2014 Note 2016 2015 2014 £’000 £’000 £’000 Revenue 4 1,437,428 1,442,268 1,421,701 Cost of sales (1,265,559) (1,293,029) (1,262,671) Gross profit 171,869 149,239 159,030 Sales and distribution costs (71,831) (73,100) (75,750) Administration expenses (36,603) (31,947) (39,219) Other operating costs (1,676) (1,372) (109) Exceptional costs 6 - (12,528) (249) Group operating profit 61,759 30,292 43,703 Finance costs 7 (21,909) (22,237) (11,986) Finance income 8 718 1,292 569 Net finance costs (21,191) (20,945) (11,417) Profit before taxation 40,568 9,347 32,286 Taxation 9 (7,960) 3,328 (10,479) Profit for the year 32,608 12,675 21,807 Attributable to: Owners of the parent 32,608 12,675 21,807 Profit for the year 32,608 12,675 21,807 The accompanying notes form part of these consolidated financial statements.

Exhibit 99.1 6 GRANITE HOLDINGS S.A.R.L. CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE INCOME For the years ended 31 December 2016, 2015 and 2014 Note 2016 2015 2014 £’000 £’000 £’000 Profit for the year 32,608 12,675 21,807 Other comprehensive income/(losses): Items that may subsequently be reclassified to profit or loss Foreign exchange rate gains/(losses) 4,685 (1,620) (1,653) Cash flow hedges 119 174 - Total comprehensive income for the year, net of tax 37,412 11,229 20,154 Attributable to: Owners of the parent 37,412 11,229 20,154 Total comprehensive income for the year, net of tax 37,412 11,229 20,154 The accompanying notes form part of these consolidated financial statements.

Exhibit 99.1 7 GRANITE HOLDINGS S.A.R.L. CONSOLIDATED BALANCE SHEETS As at 31 December 2016, 2015 and 2014 Note 2016 2015 2014 £’000 £’000 £’000 Assets Non-current assets Intangible assets 10 204,759 207,120 212,539 Property, plant and equipment 11 270,913 247,463 264,798 Trade and other receivables 15 2,879 2,535 - Total non-current assets 478,551 457,118 477,337 Current assets Biological assets 13 52,857 49,051 47,077 Inventory 14 78,869 67,000 73,961 Trade and other receivables 15 124,461 74,870 106,582 Cash and cash equivalents 16 139,735 173,392 70,641 Total current assets 395,922 364,313 298,261 Total assets 874,473 821,431 775,598 The accompanying notes form part of these consolidated financial statements.

Exhibit 99.1 8 GRANITE HOLDINGS S.A.R.L. CONSOLIDATED BALANCE SHEETS (continued) As at 31 December 2016, 2015 and 2014 Note 2016 2015 2014 £’000 £’000 £’000 Equity and liabilities Equity attributable to owners of the parent Share capital 21 9 9 9 Retained earnings 22 246,929 225,671 248,596 Other reserves/(deficit) 22 1,122 (3,682) (2,236) 248,060 221,998 246,369 Non-controlling interests 22 (746) (746) (746) Total equity 247,314 221,252 245,623 Liabilities Non-current liabilities Loans and borrowings 18 312,143 306,709 209,655 Trade and other payables 17 1,986 1,753 1,785 Capital grants 19 9,424 8,162 7,394 Deferred tax liabilities 20 46,511 47,573 55,058 Total non-current liabilities 370,064 364,197 273,892 Current liabilities Loans and borrowings 18 14,475 20,630 23,921 Trade and other payables 17 242,620 215,352 232,162 Total current liabilities 257,095 235,982 256,083 Total liabilities 627,159 600,179 529,975 Total equity and liabilities 874,473 821,431 775,598 The accompanying notes form part of these consolidated financial statements.

Exhibit 99.1

GRANITE HOLDINGS S.A.R.L.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the years ended 31 December 2016, 2015 and 2014

	Share capital £'000	Retained earnings £'000	Translation reserve* £'000	Hedge Reserve* £'000	Non-controlling interest £'000	Total £'000
At 1 January 2014	9	409,022	(561)	-	(746)	407,724
Total comprehensive income for the year						
Profit for year	-	21,807	-	-	-	21,807
Foreign exchange gains/(losses)	-	22	(1,675)	-	-	(1,653)
Transactions with owners recorded directly in equity						
Dividend paid (note 27)	-	(175,000)	-	-	-	(175,000)
Adjustments arising on common control transactions (note 2)	-	(7,255)	-	-	-	(7,255)
At 31 December 2014	9	248,596	(2,236)	-	(746)	245,623
Total comprehensive income for the year						
Profit for year	-	12,675	-	-	-	12,675
Foreign exchange losses	-	-	(1,620)	-	-	(1,620)
Fair value gain	-	-	-	174	-	174
Transactions with owners recorded directly in equity						
Dividend paid (note 27)	-	(35,600)	-	-	-	(35,600)
At 31 December 2015	9	225,671	(3,856)	174	(746)	221,252
Total comprehensive income for the year						
Profit for year	-	32,608	-	-	-	32,608
Foreign exchange gains	-	-	4,685	-	-	4,685
Fair value gain	-	-	-	119	-	119
Transactions with owners recorded directly in equity						
Dividend paid (note 27)	-	(11,350)	-	-	-	(11,350)
At 31 December 2016	9	246,929	829	293	(746)	247,314

* Included in consolidated Balance Sheet as Other Reserves.

The accompanying notes form part of these consolidated financial statements.

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Exhibit 99.1

GRANITE HOLDINGS S.A.R.L.

CONSOLIDATED CASH FLOW STATEMENTS

For the years ended 31 December 2016, 2015 and 2014

	Note	2016	2015	2014
Cash flows from operating activities		£'000	£'000	£'000
Profit before taxation		40,568	9,347	32,286
Adjustments for:				
Depreciation of property, plant & equipment	11	31,482	31,763	29,989
Impairment of property, plant & equipment	11	-	8,394	-
Amortisation of intangible assets	10	2,782	3,470	3,274
Amortisation of biological assets	13	29,831	33,632	30,727
Amortisation of capital grants	19	(991)	(1,141)	(798)
Net finance costs		21,191	20,945	11,417
(Profit)/Loss on disposal of assets		(245)	56	(381)
		124,618	106,466	106,514
Changes in working capital:				
Movement in inventory and biological consumable assets		(12,393)	769	(9,463)
Movement in trade and other receivables		(45,058)	23,212	1,279
Movement in trade and other payables		16,224	(8,488)	5,199
Cash generated from operations		83,391	121,959	103,529
Interest received		419	246	162
Interest paid		(20,789)	(21,293)	(9,458)
Income tax paid		(6,031)	(8,515)	(5,902)
Net cash inflow from operating activities		56,990	92,397	88,331
Cash flows from investing activities				
Purchase of property, plant and equipment	11	(50,713)	(27,483)	(28,920)
Sale of property, plant and equipment and intangible assets		1,909	2,105	1,522
Receipt of capital grants	19	2,258	1,929	2,220
Purchase of bearer assets		(29,610)	(30,781)	(34,706)
Purchase of subsidiaries	12	-	-	(7,777)
Net cash outflow from investing activities		(76,156)	(54,230)	(67,661)
Cash flows from financing activities				
Cash inflow from lease financing of fixed assets		-	7,262	6,491
Capital element of Finance lease repayments		(7,306)	(8,641)	(7,806)
Capital element of group loan receivables		-	5,320	6,752
Capital element of group loans liabilities		(1,983)	(2,000)	(15,294)
Capital element of other loans movements		5,684	(239)	(23,068)
Proceeds from 6.25% Senior Notes	18	-	98,900	197,800
Dividends paid	27	(11,350)	(35,600)	(175,000)
Net cash (outflow)/inflow from financing activities		(14,955)	65,002	(10,125)
Net (decrease)/increase in cash and cash equivalents		(34,121)	103,169	10,545
Cash and cash equivalents at 1 January		173,392	70,641	60,343
Movement in cash due to foreign exchange		464	(418)	(247)
Cash and cash equivalents at 31 December	16	139,735	173,392	70,641

The accompanying notes form part of these consolidated financial statements.

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Exhibit 99.1 GRANITE HOLDINGS S.A.R.L. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 11 1. GENERAL INFORMATION Granite Holdings S.a.r.l. (formerly Moy Park Lux S.a.r.l.), a private limited company (societe a responsabilite limitee), was incorporated on 25th September 2015 under the laws of Luxembourg. The address of the registered office is 8 – 10 Avenue de la Gare, L-1610 Luxembourg. The Company is the holding company of Moy Park Holdings (Europe) Limited and its subsidiaries (collectively, the “Group”), whose principal activity is focused on the integrated poultry production providing fresh, high quality locally farmed poultry and complementary convenience food products to major retailers and large food service customers throughout the UK, Ireland and Europe. A full list of subsidiaries is provided in note 12. The ultimate parent company of the group is JBS S.A., a company listed on the Brazilian stock exchange, who acquired the group on 28th September 2015 from Marfrig Global Foods SA. On 8th September 2017 JBS S.A. sold the group to its subsidiary Pilgrim’s Pride Corporation, whose common stock is listed on the NASDAQ Global Select Market. The consolidated financial statements were authorised for issue by the Board of Directors on the 24th November 2017. 2. ACCOUNTING POLICIES The principal accounting policies applied in the preparation of these consolidated financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated. (a) Basis of preparation Granite Holdings S.a.r.l. was incorporated and inserted as a new holding company for Moy Park Holdings (Europe) Limited in September 2015 as part of a common control transaction within the group of the previous ultimate parent company, Marfrig Global Foods S.A. The consolidated financial statements of the group have therefore been prepared as if Granite Holdings S.a.r.l had always been in existence. The Group financial statements consolidate those of the company and its subsidiaries (together referred to as the “Group”). The non-statutory consolidated financial statements of Granite Holdings S.a.r.l. have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. The consolidated financial statements have been prepared under the historical cost convention, as modified by the revaluation of biological assets, financial assets and liabilities (including derivative instruments) at fair value through profit or loss. Consolidation and subsidiaries Subsidiaries (as listed in note 12) are all entities over which the group has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. Subsidiaries are fully consolidated from the date on which the control is transferred to the group. They are deconsolidated from the date that control ceases. The group applies the acquisition method to account for business combinations with entities not under common control. The consideration transferred for the acquisition of a subsidiary is the fair value of the assets transferred, the liabilities incurred to the former owners of the acquiree and the equity interests issued by the group. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date. The group recognises any non-controlling interest in the acquiree on an acquisition by acquisition basis, either at fair value or at the non-controlling interest’s proportionate share of the recognised amounts of the acquiree’s identifiable net assets. Acquisition costs are expensed as incurred. Goodwill is initially measured as the excess of the aggregate of the consideration transferred and the fair value of non- controlling interest over the net identifiable assets acquired and liabilities assumed. If this consideration is lower than the fair value of the net assets of the subsidiary acquired, the difference is recognised in profit or loss.

Exhibit 99.1 GRANITE HOLDINGS S.A.R.L. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 12 2. ACCOUNTING POLICIES (continued) (a) Basis of preparation (continued) For business combinations of entities under common control that are outside the scope of IFRS 3(revised), the principles of predecessor accounting are applied whereby all entities are included at their pre-combination carrying amounts as recognised in the consolidated financial statements of the ultimate parent entity. This accounting treatment leads to recognition of intangible assets, goodwill and deferred tax liabilities as related to the acquired entity and previously accounted for in the ultimate parent entity financial statements. In November 2008, Marfrig Global Foods SA purchased 100% of Moy Park Limited and its subsidiaries using a UK registered holding company, Moy Park Holdings (Europe) Limited. Acquisition accounting was recorded for this transaction. In April 2014 the Moy Park group acquired Moy Park France Holdco SARL, Moy Park Beef Orleans SARL and Moy Park Food Service Dublin Limited, three fellow subsidiaries of the then ultimate parent company Marfrig Global Foods S.A. Marfrig had acquired the two French companies as part of a previous transaction in October 2010. These acquisitions have been accounted for using predecessor accounting under which Moy Park Holdings (Europe) Limited has included the whole prior period Income Statement and the results from the beginning of 2014. When predecessor accounting is used the Moy Park Group must include the acquired entities’ results and capital structure as if the Moy Park Group has always existed in this form even through the business combination did not occur until 1 April 2014. The Group also recognises goodwill, other intangible assets and deferred tax liabilities recognised in the previous parent company of the acquired entities. The consideration paid for this acquisition was £7.8m. Intercompany transactions, balances, income and expenses on transactions between group companies are eliminated. Profits and losses resulting from intercompany transactions that are recognised in assets are also eliminated. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the group. The financial statements are presented in thousands of pounds sterling (“£”) except when otherwise indicated. (b) Directors’ responsibilities in respect of the financial statements In preparing these non-statutory financial statements, the directors have: • selected suitable accounting policies and applied them consistently; • made judgements and estimates that are reasonable and prudent; • stated whether applicable Accounting Standards have been followed; subject to any material departures being disclosed and explained in the non-statutory financial statements; and • prepared the non-statutory financial statements on the going concern basis as they believe that the Company will continue in business. The directors are responsible for keeping adequate accounting records which disclose with reasonable accuracy at any time the assets, liabilities, financial position and profit or loss of the Company. They have a general responsibility for taking such steps as are reasonably open to them to safeguard the assets of the Company and to prevent and detect fraud and other irregularities. (c) Going concern The consolidated financial statements relating to the group have been prepared on the going concern basis. After making appropriate enquiries and having prepared and reviewed cash flow forecasts which take into account reasonably possible changes in trading performance, the directors have a reasonable expectation that the group has adequate resources to continue in operational existence for the foreseeable future and for at least one year from the date of these financial statements. For these reasons they continue to adopt the going concern basis in preparing the group’s financial statements.

Exhibit 99.1 GRANITE HOLDINGS S.A.R.L. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 13 2. ACCOUNTING POLICIES (continued) (d) New standards, amendments and interpretations New and amended standards adopted by the group There were no IFRSs or IFRIC interpretations that were effective for the first time for the financial year beginning on 1 January 2016 that had a material impact on the group. New standards and interpretations not yet adopted by the group square4 IFRS 9 'Financial instruments' (effective 1 January 2018). This is a new standard on classification and measurement of financial assets that will replace IAS 39. IFRS 9 has two measurement categories: amortised cost and fair value. All equity instruments are measured at fair value. A debt instrument is at amortised cost only if the entity is holding it to collect contractual cash flows and the cash flows represent principal and interest, otherwise it is at fair value through profit or loss. Amortised cost accounting will also be applicable for most financial liabilities, with bifurcation of embedded derivatives. The main change is that in cases where the fair value option is taken for financial liabilities, the part of a fair value change due to an entity's own credit risk is recorded in other comprehensive income rather than the income statement, unless this creates an accounting mismatch. IFRS 9 will also introduce an ‘expected loss’ impairment model replacing the ‘incurred loss’ model. This new model will mean an entity will now always recognise 12 months of expected losses on financial assets in profit or loss. This change is expected to have an immaterial impact on the Group’s provision for impairment of trade receivables. The Group is in the process of completing its assessment of the impact of the application of IFRS 9 on its financial statements for the year ended 31 December 2018 and expects to complete this in the first quarter of 2018. square4 IFRS 15 ‘Revenue from contracts with customers’ (effective 1 January 2018) The objective of IFRS 15 is to clarify the principles of revenue recognition with the core principle being to recognise revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Group has completed a preliminary assessment of the new standard by reviewing its impact on the current revenue recognition policy. The Group is in the process of completing its assessment of the impact of the application of IFRS 15 on its financial statements for the year ended 31 December 2018 and expects to complete this in the first quarter of 2018 square4 IFRS 16 ‘Leases’ (effective 1 January 2019). This is a new standard establishing principles for the recognition, measurement, presentation and disclosure of leases, with the objective of ensuring that lessees and lessors provide relevant information that faithfully represents those transactions. The standard replaces IAS 17 and provides a single lessee accounting model, requiring lessees to recognise assets and liabilities for all leases unless the lease term is 12 months or less or the underlying asset has a low value. The Group is yet to assess the impact of IFRS 16 on its financial statements. Current operating lease commitments are disclosed in note 23(b). (e) Foreign currency translation The functional currency of the Company is pounds sterling because that is the currency of the primary economic environment in which the Group operates. The Group’s presentation currency is pounds sterling. Transactions and balances Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement. Foreign exchange gains and losses that relate to borrowings and cash and cash equivalents are presented in the income statement within ‘finance income or costs’. All other foreign exchange gains and losses are presented in the income statement within ‘other operating income/costs’.

Exhibit 99.1 GRANITE HOLDINGS S.A.R.L. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 14 2. ACCOUNTING POLICIES (continued) (e) Foreign currency translation (continued) Group companies The results and financial position of all the Group entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows: • assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet; • income and expenses for each income statement presented are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions); and • all resulting exchange differences are recognised in other comprehensive income. The following exchange rates were applied for £1 at 31 December: 2016 2015 2014 United States dollar 1.2303 1.4819 1.5512 Euro 1.1651 1.3605 1.2740 (f) Property, plant and equipment Owned assets Items of property, plant and equipment are stated at cost less accumulated depreciation and impairment losses. Cost includes the original purchase price of the asset and the costs attributable to bringing the asset to its working condition for its intended use. When parts of an item of property, plant and equipment have different useful lives, those components are accounted for as separate items of property, plant and equipment. Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognised in the income statement. Leased assets Leases under which the Group assumes substantially all the risks and rewards of ownership of an asset are classified as finance leases. Property, plant and equipment acquired under finance leases is recorded at fair value or, if lower, the present value of minimum lease payments at inception of the lease, less depreciation and any impairment. Each lease payment is allocated between the liability and finance charges. The corresponding rental obligations, net of finance charges, are included in the other long-term payables. The interest element of the finance cost is charged to the income statement over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. The property, plant and equipment under finance leases is depreciated over the shorter of the useful life of the asset and lease term. Depreciation Depreciation is charged to profit or loss on a straight-line basis over the estimated useful lives of each part of an item of property, plant and equipment. The property, plant and equipment acquired under finance leases is depreciated over the shorter of the useful life of the asset and the lease term. Freehold land is not depreciated. The estimated useful lives are as follows: ● Buildings – 20 to 50 years ● Plant and Machinery – 4 to 15 years ● Fixture, fittings, tools and equipment – 3 to 25 years The residual values and useful lives are reviewed, and adjusted if appropriate, at each balance sheet date.

Exhibit 99.1 GRANITE HOLDINGS S.A.R.L. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 15 2. ACCOUNTING POLICIES (continued) (g) Intangible assets Intangible assets comprise goodwill, certain acquired separable corporate brand names and acquired customer relationships. Goodwill represents the excess of fair value attributed to investments in businesses or subsidiary undertakings over the fair value of the underlying net assets, including intangible assets, at the date of their acquisition. Goodwill impairment reviews are undertaken annually or more frequently if events or changes in circumstances indicate a potential impairment. The carrying value of goodwill is compared to the net present value of future cash flows derived from the underlying assets using a projection period of up to five years for each cash-generating unit. After the projection period a steady growth rate representing an appropriate long-term growth rate for the industry is applied. Any impairment is recognised immediately as an expense and is not subsequently reversed. Corporate brand names and customer relationships acquired as part of acquisitions of businesses are capitalised separately from goodwill as intangible assets if their value can be measured reliably on initial recognition and it is probable that the expected future economic benefits that are attributable to the asset will flow to the Group. Certain corporate brands and customer relationships of the Group are considered to have an indefinite economic life because of the nature of the corporate brand names and relationships, their proven ability to maintain market leadership and profitable operations over long periods of time and the Group’s commitment to develop and enhance their value. The carrying value of these intangible assets is reviewed at least annually for impairment and adjusted to the recoverable amount if required. Amortisation Amortisation is charged to profit or loss (within other operating costs) on a straight-line basis over the estimated useful lives of intangible assets unless such lives are indefinite. Customer relationships (not considered to have an indefinite useful life) are being amortised between 5 and 16 years. The majority of trade names are considered to have an indefinite useful life while the remaining trade names have a 16 year life. (h) Impairment of non-financial assets Assets not subject to amortisation are tested annually for impairment. Assets that are subject to amortisation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units). Non-financial assets other than goodwill that suffered impairment are reviewed for possible reversal of the impairment at each reporting date. (i) Financial assets Classification The Group classifies its financial assets as loans and receivables. Management determines the classification of its financial assets at initial recognition. Loans and receivables Loans and receivables are non-derivative financial assets with fixed or determinable payments that arise principally through the provision of services to customers. They are initially recognised at fair value, and are subsequently stated at amortised cost using the effective interest method. They are included in current assets, except for maturities greater than 12 months after the end of the reporting period. Loans and receivables comprise mainly cash and cash equivalents and trade and other receivables. Impairment of financial assets Impairment provisions are recognised when there is objective evidence (such as significant financial difficulties on the part of the counterparty or default or significant delay in payment) that the Group will be unable to collect all of the amounts due under the terms receivable, the amount of such a provision being the difference between the net carrying amount and the present value of the future expected cash flows (discounted at the original effective interest rate) associated with the impaired receivable. For trade receivables, which are reported net, such provisions are recorded in a separate provision account with the loss being recognised within sales and distribution costs in the income statement. On confirmation that the trade receivable will not be collectable, the gross carrying value of the asset is written off against the associated provision.

Exhibit 99.1 GRANITE HOLDINGS S.A.R.L. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 16 2. ACCOUNTING POLICIES (continued) (j) Derivative financial instruments and hedging activities Derivatives are initially recognised at fair value on the date a derivative contract is entered into and are subsequently re- measured at their fair value. The method of recognising the resulting gain or loss depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged. The group designates certain derivatives as either: a) Hedges of the fair value of recognised assets or liabilities (fair value hedges); or b) Hedges of a particular risk associated with a recognised asset or liability or a highly probably forecast transaction (cash flow hedges). Changes in the fair value of derivatives that are designated and qualify as fair value hedges are recorded in the Income Statement together with any changes in the fair value of the hedged asset or liability that are attributable to the hedged risk. Changes in the fair value of derivatives that are designated and qualify as cash flow hedges are recognised in other comprehensive income. Amounts accumulated in equity are reclassified to either profit or loss in the periods when the hedged item affects profit or loss or to the initial measurement of the cost of a non-financial asset when the forecast transaction that is hedged results in recognition of such an asset. (k) Inventory Inventories are stated at the lower of cost (which for biological assets transferred to inventory is fair value at the date of transfer) and net realisable value. Cost is determined on the first in first out basis. Cost comprises material costs, direct wages and other direct production costs together with a proportion of production overheads relevant to the stage of completion of work in progress and finished goods and excludes borrowing costs. Net realisable value represents the estimated selling price less costs to completion and appropriate selling and distribution costs. Provision is made, where necessary, for slow moving, obsolete and defective inventories. (l) Biological assets Biological assets are comprised of live poultry which are categorised as either bearer (breeding bird) assets or consumable assets (broilers and hatching eggs). Biological assets are recognised in the financial statements as follows: • Consumable assets are measured at fair value less costs to sell and are transferred to processing plant inventory at fair value less costs to sell; • Due to the short formation period of poultry the group believes that the fair value of bearer assets is substantially represented by its formation cost. Bearer assets are capitalised at formation cost at the beginning of their productive cycle (formation cost includes the purchase cost of day old chick, feeding costs, labour costs and veterinary costs) and are amortised based on laying profile, over the anticipated productive cycle to its estimated realisable values. Consequently the fair value of the asset is materially equivalent to amortised cost throughout the life of the asset; • Costs incurred in respect of bearer assets subsequent to the beginning of their productive cycle are expensed in the income statement; • Changes in fair value of consumable assets and amortisation of bearer assets are recognised in the income statement within cost of sales; and • The formation cost of the group’s bearer assets is included as a cash outflow in investing activities as these bearer assets are used to produce the consumable assets that the group uses in its manufacturing process.

Exhibit 99.1 GRANITE HOLDINGS S.A.R.L. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 17 2. ACCOUNTING POLICIES (continued) (l) Biological assets (continued) In measuring the fair value of poultry, various management estimates and judgements are required: • Estimates and judgements in determining the fair value of poultry relate to market prices, average lifecycle growth and laying profile; and • Market prices for poultry are based on the group’s knowledge of a limited market for poultry transactions at various points of the consumable and bearer assets’ lifecycle. (m) Cash and cash equivalents Cash and cash equivalents comprise cash balances and call deposits with an original maturity of three months or less. Bank factored receivables in which full recourse lies with the lender are recognised as a liability and included within current liabilities, loans and borrowings while the related receivables continue to be reported separately in trade and other receivables until the related account balances are collected. (n) Trade and other receivables Trade and other receivables are recognised initially at fair value and are subsequently measured at amortised cost less any provision for impairment. Bank factored receivables in which the lender has no recourse are derecognised when the rights to receive cash flows from those receivables have expired or have been transferred and the group has transferred substantially all risks and rewards of ownership. (o) Trade and other payables Trade and other payables are initially stated at fair value and subsequently measured at amortised cost. (p) Borrowings Borrowings are recognised initially at fair value, net of transaction costs incurred. Borrowings are subsequently carried at amortised cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognised in the income statement over the period of the borrowings using the effective interest method. Fees paid on the establishment of loan facilities are recognised as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down. In this case, the fee is deferred until the draw-down occurs. To the extent there is no evidence that it is probable that some or all of the facility will be drawn down, the fee is capitalised as a pre-payment for liquidity services and amortised over the period of the facility to which it relates. (q) Provisions A provision is recognised in the balance sheet when the Group has a present legal or constructive obligation as a result of a past event, and it is probable that an outflow of economic benefits will be required to settle the obligation. If the effect is material, provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and, when appropriate, the risks specific to the liability. The increase in the provision due to passage of time is recognised in finance costs. (r) Revenue Revenue is measured at the fair value of the consideration received or receivable, and represents amounts receivable for goods supplied, stated net of discounts, returns and value added taxes. The group recognises revenue when the amount of revenue can be reliably measured; when it is probable that future economic benefits will flow to the entity; and when specific criteria have been met for each of the group’s activities, as described below. The group bases its estimate of return on historical results, taking into consideration the type of customer, the type of transaction and the specifics of each arrangement. Revenue is recognised at the point that the risks and rewards of the inventory have passed to the customer, which is either at the point of dispatch or on delivery of the products. This varies from customer to customer according to the terms of sale.

Exhibit 99.1 GRANITE HOLDINGS S.A.R.L. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 18 2. ACCOUNTING POLICIES (continued) (r) Revenue (continued) Rebates given to customers mainly comprise of volume related rebates on sales of finished goods. Contractual volume related rebates are accrued as goods are sold based on the percentage rebate applicable to forecast total sales over the rebate period, where it is probable the rebates will be paid and the amount can be estimated reliably. Such rebates are debited against turnover in the income statement. (s) Leases The costs associated with operating leases are taken to the income statement on a straight line basis over the period of the lease. Where the company enters into a lease which entails taking substantially all the risks and rewards of ownership of an asset, the lease is treated as a “finance lease”, the accounting policy for which is disclosed in (f). (t) Net finance costs Finance costs Finance costs comprise interest payable on borrowings and direct issue costs. Finance income Finance income comprises interest receivable on funds invested in loans and cash and cash equivalents. Interest income is recognised in profit or loss as it accrues using the effective interest method. (u) Income tax Income tax for the years presented comprises current and deferred tax. Income tax is recognised in profit or loss except to the extent that it relates to items recognised directly in equity, in which case it is recognised in equity. Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantially enacted at the balance sheet date, and any adjustment to tax payable in respect of previous years. Deferred tax is provided using the balance sheet liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The following temporary differences are not provided for: the initial recognition of goodwill; the initial recognition of other assets or liabilities that affect neither accounting nor taxable profit; nor differences relating to investments in subsidiaries to the extent that they are unlikely to reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantially enacted at the balance sheet date. A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilised. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realised. Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income taxes assets and liabilities relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis. Deferred income tax is provided on temporary differences arising on investments in subsidiaries and associates, except for deferred income tax liability where the timing of the reversal of the temporary difference is controlled by the Group and it is probable that the temporary difference will not reverse in the foreseeable future. Additional income taxes that arise from the distribution of dividends are recognised at the same time as the liability to pay the related dividend.

Exhibit 99.1 GRANITE HOLDINGS S.A.R.L. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 19 2. ACCOUNTING POLICIES (continued) (v) Segment reporting Operating segments are reported in a manner consistent with the internal reporting to the Board of Directors which has been identified as the chief operating decision maker. (w) Employee benefits: Pension obligations The group operates a defined contribution plan. A defined contribution plan is a pension plan under which the group pays fixed contributions into a separate entity. The group has no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods. The group has no further payment obligations once the contributions have been paid. The contributions are recognised as employee benefit expense over the period of employee service. Prepaid contributions are recognised as an asset to the extent that a cash refund or a reduction in the future payments is available. (x) Capital grants Capital grants are initially recognised at their fair value where there is a reasonable assurance that the grant will comply with all attached conditions. Grants relating to property, plant and equipment are included in non-current liabilities as deferred capital grants and are credited to the income statement on a straight line basis over the expected lives of the related assets. (y) Dividend distribution Dividend distribution to the company’s shareholders is recognised as a liability in the group’s financial statements in the period in which the dividends are approved by the company’s shareholders. (z) Exceptional items Exceptional items are those items that are disclosed separately in the financial statements where management believe that it is necessary to do so to provide further understanding of the financial performance of the group. (aa) Fair value estimation Fair values are estimated based on the fair value hierarchy of IFRS 13 which defines the different levels of fair value as follows: • Quoted prices in active markets for identical assets or liabilities (level 1). • Inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly (level 2). • Inputs for the asset or liability that are not based on observable market data (level 3). (ab) Operating profit The Group uses the operating profit measure in its decision making because it provides information useful to assess the Group’s performance. This measure should not be viewed in isolation or as an alternative to the measures presented according to IFRS. Operating profit is calculated by excluding from the profit for the year before taxation all results derived from finance income and costs and exceptional items (as defined in Noted 2(z)).

Exhibit 99.1 GRANITE HOLDINGS S.A.R.L. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 20 3. CRITICAL ACCOUNTING JUDGEMENTS AND ESTIMATES The preparation of the Group’s financial statements under IFRS requires the Directors to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. Estimates and judgements are continually evaluated and are based on historical experience and other factors including expectations of future events that are believed to be reasonable under the circumstances. Actual results may differ from these estimates. The Directors consider that the following estimates and judgements are likely to have the most significant effect on the amounts recognised in the financial statements: Depreciation and amortisation of intangible assets and property, plant & equipment Intangible assets and property, plant & equipment (as detailed in notes 10 and 11), except for goodwill and trade names with indefinite lives, are depreciated or amortised at historical cost using a straight-line method based on the estimated useful life, taking into account any residual value. The asset’s residual value and useful life are based on the directors’ best estimates and are reviewed, and adjusted if required, at each balance sheet date. If the estimate of useful lives was adjusted by +/- one year with all other variables held constant, the depreciation/amortisation charge would have been £2.5m/£3.0m lower/higher than the charge recognised in the income statement (2015: £2.6m/£3.4m, 2014: £2.0m/£2.4m). The carrying value of intangible assets and property, plant & equipment at 31 December 2016 were £204.8m and £270.9m respectively (2015: £207.1m and £247.5m, 2014: £212.5m and £264.8m). Useful life of intangible assets and impairment Corporate brand names and customer relationships acquired (as detailed in note 10) as part of acquisitions of businesses are capitalised separately from goodwill as intangible assets if their value can be measured reliably on initial recognition and it is probable that the expected future economic benefits that are attributable to the asset will flow to the Group. Certain corporate brands of the Group are considered to have an indefinite economic life because of the nature of the corporate brand names, their proven ability to maintain market leadership and profitable operations over long periods of time and the Group’s commitment to develop and enhance their value. The carrying value of these intangible assets is reviewed at least annually for impairment and adjusted to the recoverable amount if required. The group annually tests whether goodwill and intangible assets with indefinite useful lives have suffered any impairment. In testing for potential impairment, the directors must make significant judgements and estimates to determine whether the recoverable amount is less than the carrying value. The recoverable amount is the higher of the fair value less cost to sell and value in use. In assessing the value in use, the estimated future cash flows are discounted to their present value using a discount rate that reflects current market assessments of the time value of money and the asset-specific risks. Determining cash flows requires the use of judgements and estimates that have been included in the group’s strategic plans and long-term forecasts. The data necessary for the execution of the impairment tests are based on the directors’ estimates of future cash flows, which require estimating revenue growth rates and profit margins. 4. SEGMENTAL REPORTING Management has determined the operating segments based on the operating reports reviewed by the Board of directors that are used to assess both performance and strategic decisions. Management has identified that the Board of directors is the chief operating decision maker in accordance with the requirements of IFRS 8 ‘Operating segments’. The Board of directors considers the business to be split into two main types of business generating revenue and operating profit namely UK & Ireland and Europe. The Board of directors assesses the performance of the segments based on EBITDA and revenue. All segment revenue and EBITDA are attributable to the principal activity of the group being integrated poultry production providing fresh, high quality locally farmed poultry and convenience food products to major retailers and large food service customers throughout the UK, Ireland and Europe. Revenue from external customers, EBITDA and operating profit is measured in a manner consistent with the income statement.

Exhibit 99.1

GRANITE HOLDINGS S.A.R.L.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4. SEGMENTAL REPORTING *(continued)*

*EBITDA is defined as earnings before finance costs, income tax, depreciation and amortisation and therefore adds back the amortisation arising on the group's bearer biological assets. Management uses this measure internally as bird amortisation relates to the cost of bearer assets which are used to produce the broiler assets which are used in the group's manufacturing process.

	2016				
	UK & Ireland	Europe	Segment total	Corporate costs	Total
	£'000	£'000	£'000	£'000	£'000
Revenue					
Total revenue from external customers	1,079,377	358,051	1,437,428	-	1,437,428
Net Profit	46,070	3,384	49,454	(16,846)	32,608
Net finance costs	1,024	310	1,334	19,857	21,191
Taxation expense/(credit)	8,372	2,647	11,019	(3,059)	7,960
Operating profit	55,466	6,341	61,807	(48)	61,759
Amortisation of bearer assets	29,831	-	29,831	-	29,831
Other depreciation and amortisation	27,820	6,444	34,264	-	34,264
EBITDA*	113,117	12,785	125,902	(48)	125,854

	2015				
	UK & Ireland	Europe	Segment total	Corporate costs inc exceptional items**	Total
	£'000	£'000	£'000	£'000	£'000
Revenue					
Total revenue from external customers	1,124,123	318,145	1,442,268	-	1,442,268
Net Profit	32,386	3,421	35,807	(23,132)	12,675
Net finance costs	3,135	831	3,966	16,979	20,945
Taxation expense/(credit)	3,555	(497)	3,058	(6,386)	(3,328)
Operating profit	39,076	3,755	42,831	(12,539)	30,292
Amortisation of bearer assets	33,632	-	33,632	-	33,632
Other depreciation and amortisation	29,003	6,230	35,233	-	35,233
EBITDA*	101,711	9,985	111,696	(12,539)	99,157

**Note 6 provides more detail on exceptional items

21

Exhibit 99.1

GRANITE HOLDINGS S.A.R.L.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4. SEGMENTAL REPORTING *(continued)*

	2014				
	UK & Ireland	Europe	Segment total	Corporate Costs inc Exceptional Items**	Total
	£'000	£'000	£'000	£'000	£'000
Revenue					
Total revenue from external customers	1,103,695	318,006	1,421,701	-	1,421,701
Net Profit	29,541	(1,214)	28,327	(6,520)	21,807
Net finance costs	2,881	1,214	4,095	7,322	11,417
Taxation expense/(credit)	9,268	2,262	11,530	(1,051)	10,479
Operating profit	41,690	2,262	43,952	(249)	43,703
Amortisation of bearer assets	30,727	-	30,727	-	30,727
Other depreciation and amortisation	26,319	6,944	33,263	-	33,263
EBITDA*	98,736	9,206	107,942	(249)	107,693

**Note 6 provides more detail on exceptional items

The group is domiciled in the UK. The result of its revenue from external customers in the UK is £1,070m (2015: £1,091.9m, 2014: £1,039.8m), revenue from external customers in France is £228.6m (2015: £211.7m, 2014: £226.3m) and the total revenue from other countries is £138.8m (2015: £138.7m, 2014: £155.6m).

Revenues of approximately £270.3m and £262.1m (2015: £295.2m and £234.6m, 2014: £284.5m and £233.6m) were derived from two individual customers.

Non current assets located in the UK are £392.6m (2015: £374.9m, 2014: £389.8m). The group also has non current assets of £61.1m (2015: £57.8m, 2014: £62.4m) located in France and other non current assets of £24.9m (2015: £24.4m, 2014: £25.1m).

5. EMPLOYEES AND DIRECTORS

(a) Key management compensation

Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Group, both directly and indirectly.

The following table details the aggregate compensation paid in respect of the members of key management

	2016	2015	2014
	£'000	£'000	£'000
Wages and salaries (including termination benefits)	2,633	2,839	2,685
Short-term non-monetary benefits	69	99	78
Post-employment benefits	117	142	138
Sums paid to third parties for management services	351	232	314
	3,170	3,312	3,215

There are no defined benefit schemes for key management. Pension costs under defined contribution schemes are included in the post-employment benefits disclosed above.

(b) Retirement benefits

The Group offers membership of one of the Group's Pension Schemes to eligible employees. The schemes are all defined contribution schemes and the pensions cost in the year was £5.0m (2015: £4.9m, 2014: £4.9m).

22

Exhibit 99.1

GRANITE HOLDINGS S.A.R.L.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. EXPENSES BY NATURE

	2016	2015	2014
	£'000	£'000	£'000
Raw materials and consumables used	794,414	836,480	831,310
Other costs of sales	180,611	177,785	165,353
Employee costs	250,365	234,061	227,042
Depreciation and amortisation	64,095	68,865	63,990
Transportation expenses	32,107	33,693	34,553
Advertising costs	4,431	4,047	7,747
Other selling expenses	16,937	17,946	20,639
Operating lease payments	20,063	17,426	17,504
Exceptional items	-	12,528	249
Other expenses	12,646	9,145	9,611
	1,375,669	1,411,976	1,377,998

Other costs of sales include directly related production overheads.

Total exceptional items in 2015 were £12.5m. This comprised £10m of restructuring costs (including £8.4m of property, plant & equipment impairments) and £2.5m of costs incurred on an aborted Initial Public Offering process that was pursued by the previous parent company Marfrig Alimentos S.A. before their decision to sell the group to JBS S.A.

7. FINANCE COSTS

	2016	2015	2014
	£'000	£'000	£'000
Interest costs:			
Interest payable on borrowings	21,137	19,603	9,870
Interest arising from finance leases	772	924	866
Interest payable on group loans	-	88	388
Foreign exchange losses on financing activities	-	1,269	862
Fair value losses on financial instruments (foreign exchange forward contracts)	-	353	-
Finance costs	21,909	22,237	11,986

8. FINANCE INCOME

	2016	2015	2014
	£'000	£'000	£'000
Interest income	419	1,292	299
Foreign exchange gains on financing activities	214	-	-
Fair value gains on financial instruments (foreign exchange forward contracts)	85	-	270
	718	1,292	569

23

Exhibit 99.1

GRANITE HOLDINGS S.A.R.L.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9. TAXATION

Analysis of charge in year	2016	2015	2014
	£'000	£'000	£'000
Current tax on profits for the year	9,326	5,968	11,161
Changes in estimates related to prior years	(61)	(1,908)	156
Total current tax	9,265	4,060	11,317
Origination and change in timing differences	(468)	(1,077)	(840)
Changes in estimates related to prior years	1,847	(1,120)	83
Impact of change in tax rate	(2,684)	(5,191)	(81)
Total deferred tax (note 20)	(1,305)	(7,388)	(838)
Income tax charge/(credit)	7,960	(3,328)	10,479

The tax charge / (credit) for the year differs from the standard rate of corporation tax in the UK 20.00% (2015: 20.25%, 2014: 21.5%). The differences are explained below:

	2016	2015	2014
	£'000	£'000	£'000
Profit before tax	40,568	9,347	32,286
Profit multiplied by the rate of corporation tax in the UK of 20% (2015: 20.25%, 2014: 21.5%)	8,114	1,893	6,941
Effects of:			
Expenses not deductible	1,112	2,812	1,146
French social contributions, imports etc	(258)	(1,620)	61
Losses of foreign subsidiary	(87)	1,046	1,323
Changes in estimates related to prior years	1,786	(3,028)	769
Impact of change in tax rate and foreign tax rates	(2,707)	(4,431)	239
Income tax charge/(credit)	7,960	(3,328)	10,479

UK Corporation tax rates have been applied as the major part of the group's operations is based in the UK.

Reductions in the UK corporation tax rate to 19% (effective from 1 April 2017) and to 18% (effective 1 April 2020) were substantively enacted on 26 October 2015. Finance Act 2016 further reduced the 18% rate to 17% from 1 April 2020, following substantive enactment on 6 September 2016. Together this will reduce the Group's future tax charge accordingly.

24

Exhibit 99.1 GRANITE HOLDINGS S.A.R.L. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 25 10. INTANGIBLE ASSETS 2016 Total Trade name Customer relationships Goodwill £’000 £’000 £’000 £’000 Cost At 1 January 169,751 34,738 24,555 229,044 Disposals - (5,502) - (5,502) Exchange adjustments 180 250 919 1,349 At 31 December 169,931 29,486 25,474 224,891 Accumulated amortisation At 1 January 336 21,588 - 21,924 Charge for the year 63 2,719 - 2,782 On disposals - (4,574) - (4,574) At 31 December 399 19,733 - 20,132 Net book amount At 31 December 169,532 9,753 25,474 204,759 2015 Total Trade name Customer relationships Goodwill Cost £’000 £’000 £’000 £’000 At 1 January 169,824 36,439 24,927 231,190 Disposals - (1,600) - (1,600) Exchange adjustments (73) (101) (372) (546) At 31 December 169,751 34,738 24,555 229,044 Accumulated amortisation At 1 January 275 18,376 - 18,651 Charge for the year 61 3,409 - 3,470 On disposals - (197) - (197) At 31 December 336 21,588 - 21,924 Net book amount At 31 December 169,415 13,150 24,555 207,120 2014 Total Trade name Customer relationships Goodwill Cost £’000 £’000 £’000 £’000 At 1 January 169,897 34,941 25,302 230,140 Additions - 1,600 - 1,600 Exchange adjustments (73) (102) (375) (550) At 31 December 169,824 36,439 24,927 231,190 Accumulated amortisation At 1 January 212 15,165 - 15,377 Charge for the year 63 3,211 - 3,274 At 31 December 275 18,376 - 18,651 Net book amount At 31 December 169,549 18,063 24,927 212,539

Exhibit 99.1

GRANITE HOLDINGS S.A.R.L.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10. INTANGIBLE ASSETS *(continued)*

All amortisation charges have been treated as an expense in the income statement. Trade names considered to have an indefinite useful life have a carrying value of £169m (2015 and 2014: £168.8m). Customer relationships considered to have an indefinite useful life have a carrying value of £1.7m (2015: £1.5m, 2014: £1.6m)

Management reviews the business performance based on operating segments identified as UK & Ireland and Europe. Goodwill and other intangible assets with indefinite useful lives are monitored by management at operating segment level. £195.4m (2015: £199.1m, 2014 £203.9m) of goodwill and intangible assets are within the UK & Ireland segment and £9.4m (2015: £8m, 2014: £8.6m) of goodwill and intangible assets are within the Europe segment.

The recoverable amount of all CGUs has been determined based on value in use calculations. These calculations use pre-tax cash flow projections based on financial budgets approved by management covering a five year period. Cash flows beyond the five year period are extrapolated using the estimated growth rates stated below. The growth rate does not exceed the long term average growth rate for the poultry business in which the CGU operates. The key assumptions used for value in use calculations were as follows:

	2016	2015	2014
Compound revenue growth	4.3%	4.1%	4.3%
Gross margin	12.8%	11.0%	10.7%
Long term growth rate	3.0%	3.0%	3.0%
Discount rate	8.4%	9.6%	8.5%

Management determined budgeted gross margin based on past performance and its expectations of market development. The growth rates used are consistent with the forecasts included in industry reports. The discount rates used are pre-tax and reflect specific risks relating to the relevant operating segments. Management have considered the sensitivity of these assumptions and consider that no reasonable changes in the assumptions would lead to an impairment of the intangible assets.

11. PROPERTY, PLANT AND EQUIPMENT

	2016			
	Land and buildings	Plant and machinery	Fixtures, fittings, tools and equipment	Total
	£'000	£'000	£'000	£'000
Cost				
At 1 January	250,049	352,485	43,645	646,179
Additions at cost	14,149	30,651	5,913	50,713
Disposals	(2,547)	(10,248)	(1,019)	(13,814)
Exchange adjustments	8,168	10,301	340	18,809
At 31 December	269,819	383,189	48,879	701,887
Accumulated depreciation				
At 1 January	120,782	246,785	31,149	398,716
Charge for the period	8,374	18,929	4,179	31,482
Disposals	(2,534)	(9,520)	(1,018)	(13,072)
Exchange adjustments	6,124	7,405	319	13,848
At 31 December	132,746	263,599	34,629	430,974
Net book amount				
At 31 December	137,073	119,590	14,250	270,913

26

Exhibit 99.1 GRANITE HOLDINGS S.A.R.L. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 27 11. PROPERTY, PLANT AND EQUIPMENT (continued) 2015 Land and buildings Plant and machinery Fixtures, fittings, tools and equipment Total £’000 £’000 £’000 £’000 Cost At 1 January 253,158 339,219 40,332 632,709 Additions at cost 3,900 18,747 4,836 27,483 Disposals (3,730) (1,092) (1,394) (6,216) Exchange adjustments (3,279) (4,389) (129) (7,797) At 31 December 250,049 352,485 43,645 646,179 Accumulated depreciation At 1 January 112,024 227,988 27,899 367,911 Charge for the period 9,212 18,141 4,410 31,763 Impairment 3,625 4,463 306 8,394 Disposals (1,800) (861) (1,394) (4,055) Exchange adjustments (2,279) (2,946) (72) (5,297) At 31 December 120,782 246,785 31,149 398,716 Net book amount At 31 December 129,267 105,700 12,496 247,463 2014 Land and buildings Plant and machinery Fixtures, fittings, tools and equipment Total £’000 £’000 £’000 £’000 Cost At 1 January 251,770 326,860 36,015 614,645 Additions at cost 6,552 17,882 4,486 28,920 Disposals (1,911) (1,089) (36) (3,036) Exchange adjustments (3,253) (4,434) (133) (7,820) At 31 December 253,158 339,219 40,332 632,709 Accumulated depreciation At 1 January 106,032 214,803 24,194 345,029 Charge for the period 9,085 17,048 3,856 29,989 Disposals (853) (997) (36) (1,886) Exchange adjustments (2,240) (2,866) (115) (5,221) At 31 December 112,024 227,988 27,899 367,911 Net book amount At 31 December 141,134 111,231 12,433 264,798 Included within the net book value of £270.9m (2015: £247.5m, 2014: £264.8m) is £18.8m (2015: £9.0m, 2014: £16.3m) relating to assets under the course of construction. Finance lease commitments Included in property, plant and equipment are assets held under finance leases and hire purchase agreements with a net book value of £17.2m (2015: £22.5m, 2014: £22.9m) and accumulated depreciation of £8.6m (2015: £21.0m, 2014: £22.0m). These assets are used as security on their related borrowings.

Exhibit 99.1

GRANITE HOLDINGS S.A.R.L.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12. INVESTMENTS

Principal subsidiary undertakings of the Group

The Company substantially owns directly or indirectly the whole of the issued and fully paid ordinary share capital of its subsidiary undertakings. Principal subsidiary undertakings of the Group at 31 December 2016 are presented below:

Subsidiary	Nature of business	Country of incorporation	Proportion of ordinary shares held by parent	Proportion of ordinary shares held by the Group
			%	%
Moy Park Holdings (Europe) Ltd	Holding company	UK	100	100
Moy Park Ltd	Value added poultry processing	UK	100	100
Moy Park France Holding SAS	Holding company	France	100	100
Moy Park France SAS	Value added poultry processing	France	100	100
Dungannon Proteins Ltd	Processing poultry by-products	UK	100	100
O'Kane Blue Rose (Newco 1) Ltd	Holding company	UK	100	100
O'Kane Poultry Ltd	Non trading	UK	100	100
Kitchen Range Foods Ltd	Trading and production of sweet, savoury and deep frozen snacks	UK	100	100
Bakewell Foods Ltd	Holding company	UK	100	100
Albert van Zoonen B.V.	Manufacture of frozen foods	Holland	100	100
Rose Energy Ltd	Biomass energy	UK	67	67
Moy Park Newco Ltd	Holding company	UK	100	100
Moy Park Bondco plc	Financing company	UK	100	100
Moy Park France Holdco SARL	Holding company	France	100	100
Moy Park Beef Orleans SARL	Value added meat processing	France	100	100
Moy Park Food Service Dublin Ltd	Value added meat processing	Ireland	100	100

Moy Park France Holdco SARL, Moy Park Beef Orleans SARL and Moy Park Food Service Dublin Limited (formerly McKey Holdco SARL, McKey Food Service SARL and Keystone Manufacturing Ireland Ltd respectively) were acquired by Moy Park Holdings Europe Limited in April 2014 for a consideration of £7.8m. As explained in note 2, this acquisition has been accounted for using the principles of predecessor accounting as a business combination between entities under common control.

There are no restrictions on the Company's ability to access or use the assets and settle the liabilities of the Company's subsidiaries.

13. BIOLOGICAL ASSETS

	2016	2015	2014
	£'000	£'000	£'000
At 1 January	49,051	47,077	44,843
Increase due to purchases	485,112	497,909	490,183
Consumables transferred to inventory	(451,949)	(462,415)	(457,385)
Change in fair value due to biological transformation	46,637	57,860	53,761
Amortisation of bearer assets	(29,831)	(33,632)	(30,727)
Sales of biological assets	(46,163)	(57,748)	(53,598)
At 31 December	52,857	49,051	47,077
Bearer assets	21,453	21,674	24,524
Consumable assets	31,404	27,377	22,553
	52,857	49,051	47,077

At 31 December 2016 the company had 3.2m bearer assets (2015: 3.0m, 2014: 3.3m) and 33.6m consumable assets (2015: 31.3m, 2014: 26.9m). During the year the company processed 265.7m birds (2015: 258.5m, 2014: 234.6m).

The fair value of the group's bearer assets are determined using level 3 of the fair value hierarchy , whilst the fair value of the group's consumable assets are determined using level 2 of the fair value hierarchy.

28

Exhibit 99.1

GRANITE HOLDINGS S.A.R.L.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14. INVENTORY

	2016	2015	2014
	£'000	£'000	£'000
Raw materials	34,400	27,829	25,577
Work in progress	15,871	14,552	16,287
Finished goods	28,598	24,619	32,097
	78,869	67,000	73,961

The cost of inventories recognised and included in cost of sales amounted to £1,043.5m (2015: £1,059.0m, 2014: £1,066.1m).

15. TRADE AND OTHER RECEIVABLES

	2016	2015	2014
	£'000	£'000	£'000
Trade receivables - gross	105,950	56,910	76,143
Provision for trade receivables	(1,702)	(3,024)	(2,787)
Trade receivables – net	104,248	53,886	73,356
Other receivables	12,845	13,789	10,833
Group loans	-	-	4,274
Prepayments	10,247	9,730	18,119
	127,340	77,405	106,582
Less non-current portion – other receivables	(2,879)	(2,535)	-
Trade and other receivables - current	124,461	74,870	106,582

Trade and other receivables are held at cost and any fair value difference is not material. Trade and other receivables are considered past due once they have passed their contracted due date. Trade receivables are reviewed for impairment if they are past due beyond 60 days.

The carrying amounts of the group's trade and other receivables are denominated in the following currencies:

	2016	2015	2014
	£'000	£'000	£'000
Sterling	96,488	49,541	77,598
Euro	30,830	27,864	28,816
United States dollar	22	-	168
	127,340	77,405	106,582

Movements on the group provision for impairment of trade receivables are as follows:

	2016	2015	2014
	£'000	£'000	£'000
At 1 January	3,024	2,787	2,256
Provision for receivables impairment	780	287	549
Reductions	(2,212)	-	(24)
Exchange movement	110	(50)	6
At 31 December	1,702	3,024	2,787

29

Exhibit 99.1

GRANITE HOLDINGS S.A.R.L.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15. TRADE AND OTHER RECEIVABLES *(continued)*

The creation and release of provision for impaired receivables has been included in 'sales and distribution costs' in the income statement. Amounts charged to the allowance account are generally written off, when there is no expectation of recovering additional cash.

The other classes within trade and other receivables do not contain impaired assets.

The maximum exposure to credit risk at the reporting date is the carrying value of each class of receivables mentioned above. The group does not hold any collateral as security.

At 31 December 2016, trade receivables of £9.6m (2015: £6.8m, 2014: £11.5m) were past due but not impaired. These relate to a number of independent customers for whom there is no recent history of default. The ageing analysis of these trade receivables is as follows:

	2016	2015	2014
	£'000	£'000	£'000
Up to 3 months	9,548	6,687	10,030
3 to 6 months	-	35	1,425
Over 6 months	70	83	79
At 31 December	9,618	6,805	11,534

At 31 December 2016, trade receivables of £1.7m (2015: £3.0m, 2014: £2.8m) were impaired. The ageing analysis of these trade receivables is as follows:

	2016	2015	2014
	£'000	£'000	£'000
Up to 3 months	186	101	12
3 to 6 months	92	408	134
Over 6 months	1,424	2,515	2,641
At 31 December	1,702	3,024	2,787

16. CASH AND CASH EQUIVALENTS

Group

	2016	2015	2014
	£'000	£'000	£'000
Cash and cash equivalents			
Cash at bank and in hand	139,735	173,392	70,641
	139,735	173,392	70,641

The following amounts were held in foreign currencies:

	2016	2015	2014
	£'000	£'000	£'000
United States dollar	4	40	3,410
Euro	4,497	4,027	6,709
	4,501	4,067	10,119

17. TRADE AND OTHER PAYABLES

30

Exhibit 99.1

GRANITE HOLDINGS S.A.R.L.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Group

	2016	2015	2014
	£'000	£'000	£'000
Trade payables	193,380	173,080	184,428
Income tax payable	5,346	4,943	9,062
Social security payable	11,058	8,121	8,420
Accruals and other payables	34,822	30,961	32,037
	244,606	217,105	233,947
Trade and other payables - current	242,620	215,352	232,162
Trade and other payables – non-current	1,986	1,753	1,785
	244,606	217,105	233,947

The fair value of trade and other payables approximates their carrying value due to short maturities.

18. LOANS AND BORROWINGS

	2016	2015	2014
	£'000	£'000	£'000
Non-current			
Bank borrowings	10,371	1,166	2,158
Senior Notes	295,147	294,047	195,426
Finance lease liabilities	6,625	11,496	12,071
	312,143	306,709	209,655
Current			
Bank borrowing	7,756	9,789	10,714
Senior Notes	1,803	1,803	1,202
Finance lease liabilities	4,916	7,320	8,144
Group loans	-	-	3,861
Other loans	-	1,718	-
	14,475	20,630	23,921

At 31 December 2016 borrowings of £7.2m (2015: £8.8m, 2014: £8.5m) were secured on trade accounts receivable.

In 2015, £100m of senior notes were issued at cost of £2.8m (£1.1m of which was deducted at source). In 2014 £200m of senior notes were issued at a cost of £4.5m (£2.2m of which was deducted at source).

18. LOANS AND BORROWINGS *(continued)*

31

Exhibit 99.1

GRANITE HOLDINGS S.A.R.L.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Interest rate profile of interest bearing borrowings

	2016		2015		2014	
	Debt £'000	Interest rate	Debt £'000	Interest rate	Debt £'000	Interest rate
Non-current borrowings						
Bank borrowings	10,371	2.3%	1,166	3.8%	2,158	4.4%
Senior Notes	295,147	6.2%	294,047	6.2%	195,426	6.2%
Finance lease liabilities	6,625	3.9%	11,496	3.2%	12,071	3.8%
	312,143		306,709		209,655	
Current borrowings						
Bank borrowing	7,756	0.9%	9,789	1.0%	10,714	2.4%
Senior Notes	1,803	6.2%	1,803	6.2%	1,202	6.2%
Finance lease liabilities	4,916	3.9%	7,320	3.2%	8,144	3.8%
Group loans	-	-	-	-	3,861	3.5%
Other loans	-	-	1,718	3.5%	-	-
	14,475		20,630		23,921	
	326,618		327,339		233,576	

The carrying amounts and fair value of the non-current borrowings are as follows:

	2016		2015		2014	
	Carrying Amount £'000	Fair Value £'000	Carrying Amount £'000	Fair Value £'000	Carrying Amount £'000	Fair Value £'000
Non-current borrowings						
Bank borrowings	10,371	10,068	1,166	1,072	2,158	1,983
Senior Notes	295,147	311,353	294,047	301,382	195,426	188,676
Finance lease liabilities	6,625	6,126	11,496	10,681	12,071	10,868
	312,143	327,547	306,709	313,135	209,655	201,527

The fair value of current borrowings equals their carrying amount, as the impact of discounting is not significant. The fair value of the Senior Notes is determined using level 1 of the fair value hierarchy. The fair values of other non-current borrowings are determined using level 2 of the fair value hierarchy and are based on cash flows discounted using a rate based on the facility borrowing rates.

Borrowings have the following maturity profile:

	2016	2015	2014
	£'000	£'000	£'000
Less than 1 year	14,475	20,630	23,921
1-5 years	312,143	12,662	14,203
Over 5 years	-	294,047	195,452
	326,618	327,339	233,576

18. LOANS AND BORROWINGS *(continued)*

32

Exhibit 99.1

GRANITE HOLDINGS S.A.R.L.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The carrying amounts of the Group's borrowings are denominated in the following currencies:

	2016	2015	2014
	£'000	£'000	£'000
Sterling	319,454	316,557	220,646
Euro	7,164	10,782	12,930
	326,618	327,339	233,576

(a) Finance lease liabilities

Lease liabilities are effectively secured as the rights to the leased assets revert to the lessor in the event of default.

	2016	2015	2014
	£'000	£'000	£'000
Gross finance lease liabilities - minimum lease payments			
No later than 1 year	5,384	8,001	8,953
Later than 1 year and no later than 5 years	7,234	12,571	13,278
Later than 5 years	-	-	40
	12,618	20,572	22,271
Future finance charges on finance lease liabilities	(1,077)	(1,756)	(2,056)
Present value of finance lease liabilities	11,541	18,816	20,215

The present value of finance lease liabilities is as follows:

	2016	2015	2014
	£'000	£'000	£'000
No later than 1 year	4,916	7,320	8,144
Later than 1 year and no later than 5 years	6,625	11,496	12,045
Later than 5 years	-	-	26
	11,541	18,816	20,215

19. CAPITAL GRANTS

	2016	2015	2014
	£'000	£'000	£'000
Balance at 1 January	8,162	7,394	5,972
Grants claimed in year	2,258	1,929	2,220
Released to income statement	(991)	(1,141)	(798)
Movement due to foreign exchange	(5)	(20)	-
At 31 December	9,424	8,162	7,394

There is a contingent liability to repay capital grants if the group fails to comply with the terms of the letters of offer under which they are received. In the opinion of the directors the terms of the letters of offer have been complied with and no loss is expected.

33

Exhibit 99.1

GRANITE HOLDINGS S.A.R.L.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

20. DEFERRED TAX

The analysis of the deferred tax liability is as follows:

	2016	2015	2014
	£'000	£'000	£'000
Deferred tax liabilities:			
Deferred tax liability to be recovered after more than 12 months	45,824	46,845	54,169
Deferred tax liability to be recovered within 12 months	687	728	889
Deferred tax liabilities	46,511	47,573	55,058

The movement in deferred tax liabilities during the year is as follows:

	Accelerated tax depreciation	Fair value gains	Total
	£'000	£'000	£'000
At 1 January 2014	6,199	49,795	55,994
Credited to the income statement	214	(1,052)	(838)
Exchange difference	(29)	(69)	(98)
At 31 December 2014	6,384	48,674	55,058
Credited to the income statement	(1,133)	(6,255)	(7,388)
Exchange difference	(28)	(69)	(97)
At December 2015	5,223	42,350	47,573
Credited to the income statement	1,679	(2,984)	(1,305)
Exchange difference	73	170	243
At December 2016	6,975	39,536	46,511

Fair value gains relate to deferred tax liabilities arising on fair value adjustments to non-current tangible and intangible fixed assets.

The group has tax losses of approximately £45.9m (2015: £46.3m, 2014: £52.1m) available for carry forward and offset against future taxable profits arising from the same trade. The group has a potential deferred tax asset of £15.6m (2015: £15.7m, 2014: £17.7m), which has not been recognised in these financial statements as its future recovery is uncertain. This potential deferred tax asset will be recognised when it can be regarded as more likely than not that there will be sufficient taxable profits from which the tax losses can be deducted.

21. SHARE CAPITAL

	Number of shares	Ordinary shares	Total
		£'000	£'000
At 1 January 2014	9,200	9	9
Movement in year	-	-	-
At 31 December 2014, 2015 and 2016	9,200	9	9

All shares are authorised, allotted and fully paid up. There is no allotted but unpaid share capital.

34

Exhibit 99.1

GRANITE HOLDINGS S.A.R.L.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

22. RETAINED EARNINGS AND OTHER RESERVES

	Retained earnings	Translation reserve*	Hedge Reserve*	Non-controlling interest	Total
	£'000	£'000	£'000	£'000	£'000
At 1 January 2014	409,022	(561)	-	(746)	407,715
Profit for year	21,807	-		-	21,807
Foreign exchange (losses)/gains	22	(1,675)	-	-	(1,653)
Dividend paid	(175,000)	-	-	-	(175,000)
Adjustments arising on common control transactions	(7,255)	-	-	-	(7,255)
At 31 December 2014	248,596	(2,236)	-	(746)	245,614
Profit for the year	12,675	-	-	-	12,675
Foreign exchange losses	-	(1,620)	-	-	(1,620)
Fair value gain	-	-	174	-	174
Dividend paid	(35,600)	-	-	-	(35,600)
At December 2015	225,671	(3,856)	174	(746)	221,243
Profit for year	32,608	-	-	-	32,608
Foreign exchange gains	-	4,685	-	-	4,685
Fair value gain	-	-	119	-	119
Dividend paid	(11,350)	-	-	-	(11,350)
At 31 December 2016	246,929	829	293	(746)	247,305

* Included in Consolidated Balance Sheet as Other Reserves.

23. COMMITMENTS

(a) Capital commitments

Authorised and contracted future capital expenditure before deduction of available government grants amounted to:

	2016	2015	2014
	£'000	£'000	£'000
Property, plant and equipment	6,874	7,883	4,910
	6,874	7,883	4,910

35

Exhibit 99.1

GRANITE HOLDINGS S.A.R.L.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

23. COMMITMENTS *(continued)*

(b) Operating lease commitments

The Group leases various properties under non-cancellable operating lease agreements. The lease terms are between 1 and 21 years, and the majority of lease agreements are renewable at the end of the lease period at market rate. The Group also leases various vehicles, plant and equipment under non- cancellable lease agreements. The lease expenditure charged to the income statement during the year is disclosed in note 6.

The future aggregate minimum lease payments under non-cancellable operating leases as follows:

	2016	2015	2014
	£'000	£'000	£'000
Within 1 year	11,885	10,188	8,086
Later than 1 year and less than 5 years	27,519	24,201	18,168
After 5 years	21,229	15,009	14,062
	60,633	49,398	40,316

24. FINANCIAL INSTRUMENTS – RISK MANAGEMENT

Financial risk management

The group's activities expose it to a variety of financial risks that include the effects of changes in market prices, (including foreign exchange, interest rate risk and commodity price risk), credit risk and liquidity risk.

Risk management is carried out by the board of directors. The company has in place a risk management programme that seeks to limit the adverse effects on the financial performance of the company by monitoring levels of debt finance and the related finance costs.

(a) Market risk

(i) Foreign exchange risk

The group operates in the UK, Ireland, France and the Netherlands and is therefore exposed to foreign exchange risk. Foreign exchange risk arises on sales and purchases made in foreign currencies and on recognised assets and liabilities and net investments in foreign operations.

The group monitors its exposure to currency fluctuations on an on-going basis. The group uses foreign currency bank accounts and forward foreign exchange contracts to reduce its exposure to foreign currency translation risk.

At 31 December 2016 if Sterling had weakened/strengthened by 10% against the Euro and US Dollar with all other variables held constant, post-tax profit for the year would have been £0.6m/£0.5m, (2015: £1.6m/£1.3m, 2014: £2.2m/£1.8m) higher/lower, mainly as a result of foreign exchange gains/losses on translation of Euro and US dollar-denominated trade receivables, Euro and US dollar-denominated bank accounts and profits/losses realised in the European subsidiaries denominated in Euro.

(ii) Interest rate risk

The group's interest rate risk arises from the group's borrowings as disclosed in Note 18. Where possible the group seeks to fix the interest rates that it pays to mitigate the risk of interest rate fluctuations.

(iii) Commodity price risk

The group's commodity price risk results from price fluctuations in the raw materials used to produce feed for its biological asset production operations. In order to minimise this risk, the group has a policy of seeking professional advice from expert commodity traders and this advice is given very careful consideration and acted upon as appropriate.

36

Exhibit 99.1

GRANITE HOLDINGS S.A.R.L.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

24. FINANCIAL INSTRUMENTS – RISK MANAGEMENT *(continued)*

(b) Credit risk

Concentrations of credit risk exist in relation to transactions with major customers however as the majority of these are blue chip companies, the company considers there to be minimal risk of default. The group has policies in place to ensure that sales of goods are made to customers with an appropriate credit history. Cash and cash equivalents are held with reputable institutions. Trade receivables at 31 December 2016 were £104.2m (2015: £53.9m, 2014: £73.4m). Further detail is provided in note 15.

No credit limits were exceeded during the reporting period, and management does not expect any losses from non-performance by these counterparties. Management believe that no further credit risk provision is required in excess of normal provision for doubtful receivables.

(c) Liquidity risk

Cash flow forecasting is performed in the operating entities of the group and aggregated by group finance. Group finance monitors rolling forecasts of the group's liquidity requirements to ensure it has sufficient cash to meet operational needs while maintaining sufficient headroom on its undrawn committed borrowing facilities at all times so that the group minimises the risk of breaching borrowing limits or covenants on any of its borrowing facilities. Such forecasting takes into consideration the group's debt financing plan and covenant compliance requirements on its borrowings.

An analysis of the group's non-derivative financial liabilities into relevant maturity groupings based on the remaining period at the balance sheet date to the contractual maturity date is provided in note 18.

Financial liabilities have the following cash flow profile:

	Less than 1 year	Between 1 and 3 years	Between 3 and 5 years	Over 5 years
	£'000	£'000	£'000	£'000
At 31 December 2016				
Loans and borrowings	32,657	54,666	328,839	-
Trade and other payables (excluding tax and social security)	226,216	1,986	-	-
	258,873	56,652	328,839	-

	Less than 1 year	Between 1 and 3 years	Between 3 and 5 years	Over 5 years
	£'000	£'000	£'000	£'000
At 31 December 2015				
Loans and borrowings	38,973	48,134	40,718	309,375
Trade and other payables (excluding tax and social security)	202,288	1,753	-	-
	241,261	49,887	40,718	309,375

	Less than 1 year	Between 1 and 3 years	Between 3 and 5 years	Over 5 years
	£'000	£'000	£'000	£'000
At 31 December 2014				
Loans and borrowings	32,301	36,270	29,180	225,040
Trade and other payables (excluding tax and social security)	214,680	1,785	-	-
	246,981	38,055	29,180	225,040

37

Exhibit 99.1

GRANITE HOLDINGS S.A.R.L.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

24. FINANCIAL INSTRUMENTS – RISK MANAGEMENT *(continued)*

(d) Capital risk management

The aim of the group is to maintain sufficient funds to enable it to safeguard its ability to continue as a going concern and to make suitable investments and incremental acquisitions while providing returns for shareholders with minimal recourse to bankers.

Capital risk measures such as gearing ratios are not currently relevant to the group.

25. RELATED PARTY TRANSACTIONS

Key management compensation is given in note 5.

The company's ultimate and immediate parent company during 2016 was JBS S.A., a company registered in Brazil.

The company's ultimate parent company changed during the 2015 year. Until 28 September 2015, Marfrig Global Foods S.A., a company registered in Brazil was the ultimate parent company while the company's immediate parent company was Marfrig Holdings Europe BV.

Related party transactions with fellow members of the JBS Group (from 28 September 2015) were as follows:

Trading transactions

		Transaction amount			Balance		
Related party relationship	**Transaction type**	2016	2015	2014	2016	2015	2014
		£'000	£'000	£'000	£'000	£'000	£'000
Parent company	Purchases / recharges	(5,950)	-	-	37	-	-
Other group companies	Purchases / recharges	(15,513)	(2,191)	-	(2,431)	(566)	-
Other group companies	Loans/loan interest	-	-	-	-	-	-

Related party transactions with fellow members of the Marfrig Group up to 28 September 2015 were as follows:

Trading transactions

		Transaction amount			Balance		
Related party relationship	**Transaction type**	2016	2015	2014	2016	2015	2014
		£'000	£'000	£'000	£'000	£'000	£'000
Parent companies	Purchases / recharges	-	(8,748)	(5,443)	-	-	(752)
Other group companies	Purchases / recharges	-	(23,151)	(32,022)	-	-	(2,582)
Parent companies	Loans/loan interest	-	1,045	184	-	-	4,274
Other group companies	Loans/loan interest	-	(88)	(338)	-	-	(3,861)

These transactions are trading relationships which are made at market value. The Company has not made any provision for impairment in respect of related party debtors nor has any guarantee been given during 2016, 2015 or 2014 regarding the related party transactions above.

38

Exhibit 99.1

GRANITE HOLDINGS S.A.R.L.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

26. FINANCIAL INSTRUMENTS

(a) BY CATEGORY

	2016			2015		
	Loans and receivables £'000	Assets at fair value through profit and loss £'000	Total £'000	Loans and receivables £'000	Assets at fair value through profit and loss £'000	Total £'000
Assets as per balance sheet						
Derivative financial instruments (note 26(b))	-	372	372	---	172	172
Trade & other receivables excluding prepayments (note 15)	116,721	---	116,721	67,503	-	67,503
Cash and cash equivalents (note 16)	139,735	---	139,735	173,392	----	173,392
	256,456	372	256,828	240,895	172	241,067

	2014		
	Loans and receivables £'000	Assets at fair value through profit and loss £'000	Total £'000
Assets as per balance sheet			
Derivative financial instruments (note 26(b))	-	270	270
Trade & other receivables excluding prepayments (note 15)	88,193	---	88,193
Cash and cash equivalents (note 16)	70,641	---	70,641
	158,834	270	159,104

	2016			2015		
	Financial liabilities at amortised cost £'000	Liabilities at fair value through profit and loss £'000	Total £'000	Financial liabilities at amortised cost £'000	Liabilities at fair value through profit and loss £'000	Total £'000
Liabilities as per balance sheet						
Derivative financial instruments (note 26(b))	-	-	-	-	269	269
Loans and borrowings – current (note 18)	14,475	-	14,475	20,630	-	20,630
Loans and borrowings – non-current (note 18)	312,143	-	312,143	306,709	-	306,709
Trade and other payables excluding non-financial liabilities (note 17)	228,202	-	228,202	204,041	-	204,041
	554,820	-	554,820	531,380	269	531,649

	2014		
	Financial liabilities at amortised cost £'000	Liabilities at fair value through profit and loss £'000	Total £'000
Liabilities as per balance sheet			
Derivative financial instruments (note 26(b))	-	-	-
Loans and borrowings – current (note 18)	23,921	-	23,921
Loans and borrowings – non-current (note 18)	209,655	-	209,655
Trade and other payables excluding non-financial liabilities (note 17)	216,465	-	216,465
	450,041	-	450,041

39

Exhibit 99.1

GRANITE HOLDINGS S.A.R.L.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

26. FINANCIAL INSTRUMENTS *(continued)*

(b) DERIVATIVE FINANCIAL INSTRUMENTS

	2016		2015		2014	
	Assets £'000	Liabilities £'000	Assets £'000	Liabilities £'000	Assets £'000	Liabilities £'000
Forward foreign exchange contracts not designated for hedge accounting	2	-	-	269	270	-
Forward foreign exchange contracts designated for hedge accounting	370	-	172	-	-	-
	372	-	172	269	270	-

The notional principal amounts of the outstanding forward foreign exchange contracts at 31 December 2016 were £9.0m (2015: £4.8m, 2014: £10.3m).

Derivative financial instruments are Level 2 financial instruments. The fair value of forward exchange contracts is determined using quoted forward exchange rates at the reporting date and present value calculations based on high credit quality yield curves in the respective currency.

27. DIVIDENDS

The dividends paid in 2016 were £11.35m (£1,234 per share) (2015: £35.6m, 2014: £175m - Dividends paid in 2015 and 2014 were paid by Moy Park Holdings (Europe) Limited, before the creation of Granite Holdings SARL as its immediate parent company).

28. EVENTS AFTER THE REPORTING DATE

On 11 September 2017, the US based Pilgrim's Pride Corporation announced that it had acquired Moy Park from JBS S.A.. JBS S.A. remains the ultimate parent company of Moy Park Limited by virtue of its majority shareholding in Pilgrim's Pride Corporation. The company's immediate parent company is Onix Investments UK Ltd as a result of this transaction.

The directors are aware that on 30 May 2017, J&F Investimentos, a shareholder of the ultimate parent company JBS S.A., entered into a leniency agreement with the Brazilian Federal Prosecuter's Office. The directors confirm that this agreement and connected investigations are not related to the activities of any member of the Granite Holdings SARL Group.

There are no other events after the reporting date requiring adjustment or disclosure in the financial statements.

40